Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Howard H. Nolan Senior Executive Vice President Chief Financial Officer (631) 537-1001, ext. 7255

BRIDGE BANCORP, INC.

REPORTS THIRD QUARTER 2015 RESULTS

Record Net Income and Growth in Loans, Core Deposits

(Bridgehampton, NY – October 27, 2015) Bridge Bancorp, Inc. (NASDAQ:BDGE), the parent company of The Bridgehampton National Bank (“BNB”), today announced its results for the third quarter of 2015 and reported core net income and core earnings per share of $8.5 million and $.49 per share, respectively. Core net income excludes $.8 million in costs, net of income taxes, associated with the June 19, 2015 acquisition of Community National Bank (“CNB”) and a $.2 million gain on sale of loans, net of income taxes. Net income and earnings per share inclusive of these items was $7.9 million and $.45 per share, respectively. Highlights of the Company's financial results for the quarter reflect the CNB acquisition and include:

•	Record core net income of $8.5 million and $.49 per share, a 75% increase in core net income over September 2014.

•	Returns on average assets and equity utilizing core net income were .98% and 10.00% in 2015 compared to .89% and 10.82%, respectively in September 2014.

•	Net interest income increased $11.7 million to $29.1 million, with a net interest margin of 3.71%.

•	Total assets of $3.5 billion at September 30, 2015, 58% higher than September 2014.

•	Loans of $2.3 billion, an increase of $1.1 billion or 85%, compared to September 2014.
•	Deposits of $2.9 billion, $1.1 billion or 61% higher than September 2014.
•	Continued solid asset quality metrics and reserve coverage.

•	Successful completion of the sale of $80 million of subordinated debentures.

•	All capital ratios exceed the fully phased in requirements of Basel III.

•	Declared a dividend of $.23 during the quarter.

“The results of our Company’s first full quarter following the acquisition of CNB exhibit both the benefits of the transaction and positive impact of continued strong organic growth. Our record net interest income and net income reflects the successful integration of the CNB operations, the recognition of expected cost saves and growth in legacy markets,” commented Kevin M. O'Connor, President and CEO of Bridge Bancorp, Inc.

“Our larger balance sheet with assets over $3.5 billion at September 2015, has allowed the Company to gain operating leverage resulting in greater profitability. Additionally, in September 2015, we sold $80 million in subordinated debentures to support future growth of the Company,” noted Mr. O’Connor.

Net Earnings and Returns

Net income for the quarter was $7.9 million or $.45 per share, while core net income was $8.5 million or $.49 per share. This compares to net income of $4.9 million or $.42 per share for the quarter ended September 2014. Additionally, third quarter 2015 earnings per share reflect the impact of the 5.6 million shares issued on June 19, 2015 in connection with the CNB acquisition. Net income for the quarter ended September 30, 2015 includes $.8 million of costs, net of income taxes, associated with the CNB acquisition, and a gain on the sale of loans, net of income taxes, of $.2 million. Core returns on average assets and equity for the third quarter of 2015 were .98% and 10.00%, respectively, while returns on average assets and equity were .91% and 9.25%, respectively.

Interest income grew $12.5 million or 65% to $31.7 million in the third quarter 2015 as average earning assets increased 56% or $1.1 billion, and the net interest margin increased to 3.71% from 3.45% for the quarter ended September 2014. The increase in the net interest margin reflects a shift in asset mix from lower yielding securities to higher yielding loans associated with greater loan demand and the CNB acquired earning assets. The higher margin also reflects approximately $.7 million associated with payoffs of acquired loans. Additionally, higher deposit balances and lower cost of funds contributed to the enhanced margin.

The provision for loan losses was $1.5 million for the quarter, $1.0 million higher than the 2014 third quarter, principally due to growth in the loan portfolio. The Company recorded net charge-offs of $.1 million for the quarter, a decrease of $.1 million compared to the third quarter of 2014.

Total non-interest income was $3.9 million, an increase of $1.3 million compared to the third quarter of 2014. The increase reflects $.3 million in gains on the sale of the guaranteed portion of Small Business Administration (“SBA”) loans, $.3 million in gains on the sale of commercial real estate and multifamily loans, and $.7 million in higher levels of other non-interest income associated with fee income and bank-owned life insurance (“BOLI”).

Non-interest expense was $19.4 million, an increase of $7.3 million compared to $12.1 million for the third quarter of 2014. The increase reflects $3.3 million in higher salaries and benefits, $.9 million in contract related acquisition costs, $.6 million in amortization of other intangible assets and a $2.5 million increase in other non-interest expense. These increases reflect additional staffing and new facilities associated with the acquired CNB operations, two new branches opened in the fourth quarter of 2014, higher marketing costs and continued investments in technology.

"This quarter’s earnings included several new ongoing sources of revenue related to the SBA and residential lending businesses acquired from CNB as well as fee income associated with customer loan swaps. In addition, we sold $19 million of commercial real estate and multifamily loans at a modest gain and recognized additional interest income from the payoff of certain acquired loans,” stated Mr. O'Connor.

Balance Sheet and Asset Quality

Total assets were $3.5 billion at September 30, 2015, $1.3 billion higher than September 2014. This growth reflects the acquired CNB assets on a fair value basis of $.9 billion, with loans of $.7 billion and deposits of $.8 billion, respectively. Total asset growth, excluding the impact of the CNB transaction, was $.5 billion or 21% over September 2014, including growth of $351 million or 28% in loans. Earning asset growth continues to be funded principally by deposits, which increased $1.1 billion or 61% to $2.9 billion. The increase in deposits at quarter end, exclusive of CNB deposits, reflects organic growth of $341 million, or 19% compared to September 2014. Demand deposits totaled $1.046 billion at September 2015, an increase of $440 million or 73% higher than September 2014. The increase in demand deposits, excluding the acquired CNB demand deposits, reflects organic growth of $225 million or 37%.

Asset quality measures when comparing September 2015 to September 2014, remained strong as non-performing assets decreased $1.4 million from $2.8 million or .13% of total loans to $1.4 million or .04%. Non-performing loans of $1.4 million represent .06% of total loans, compared to $2.2 million or .18%. Loans 30 to 89 days past due increased $1.4 million to $2.6 million, due to the addition of $2.1 million of CNB acquired loans. Loans past due 90 days and still accruing were $4.1 million, an increase of $3.8 million, and are comprised of acquired loans. Additionally, the Company currently has no real estate owned compared to $.6 million at September 2014.

The allowance for loan losses increased $3.2 million to $20.2 million at September 2015 from $17.0 million as of September 2014. The allowance as a percentage of BNB originated loans was 1.30% at September 30, 2015 compared to 1.45% at September 30, 2014. This decline reflects an improving economy, increasing collateral values, and improving asset quality trends.

Stockholders’ equity grew $165.4 million to $340.4 million at September 30, 2015, compared to $175.0 million at September 30, 2014. The growth reflects $157.5 million of common shares issued in connection with the CNB acquisition, earnings, the capital raised in connection with the Dividend Reinvestment Plan, and an increase in the fair value of available for sale investment securities partially offset by shareholders' dividends. The Company's capital ratios exceed all fully phased in capital requirements under the Basel III rules and the Bank remains classified as well capitalized.

About Bridge Bancorp, Inc.

Bridge Bancorp, Inc. is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, The Bridgehampton National Bank ("BNB"). Established in 1910, BNB, with assets of approximately $3.5 billion, operates 40 retail branch locations serving Long Island and the greater New York metropolitan area. In addition, the Bank operates two loan production offices: one in Manhattan, and one in Riverhead, New York. Through its branch network and its electronic delivery channels, BNB provides deposit and loan products and financial services to local businesses, consumers and municipalities. Title insurance services are offered through BNB's wholly owned subsidiary, Bridge Abstract. Bridge Financial Services, Inc. offers financial planning and investment consultation. For more information visit www.bridgenb.com.

BNB also has a rich tradition of involvement in the community, supporting programs and initiatives that promote local business, the environment, education, healthcare, social services and the arts.

Please see the attached tables for selected financial information.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, involve risk and uncertainties, and are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimated,” “assumes,” “likely,” and variation of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking lending and other areas; origination volume in the consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the title abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes, including increases in FDIC insurance rates; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demands for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; an unexpected increase in operating costs; expanded regulatory requirements as a result of the Dodd-Frank Act, difficulties related to the integration of the businesses following the CNB merger, which could adversely affect operating results; and other risk factors discussed elsewhere, and in our reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Condition (unaudited)

(In thousands, except share and per share amounts and financial ratios)

	September 30,	December 31,	September 30,
	2015	2014	2014
ASSETS
Cash and Due from Banks	$60,916	$45,109	$40,481
Interest Earning Deposits with Banks	44,962	6,621	7,280
Total Cash and Cash Equivalents	105,878	51,730	47,761
Securities Available for Sale, at Fair Value	637,470	587,184	612,901
Securities Held to Maturity	220,233	214,927	209,777
Total Securities	857,703	802,111	822,678
Securities, Restricted	14,969	10,037	10,600
Loans Held for Investment	2,301,317	1,338,327	1,243,560
Less: Allowance for Loan Losses	(20,187)	(17,637)	(17,017)
Loans, net	2,281,130	1,320,690	1,226,543
Premises and Equipment, net	39,904	32,424	31,862
Goodwill and Other Intangible Assets	104,483	10,292	11,560
Accrued Interest Receivable and Other Assets	103,246	61,240	65,119
Total Assets	$3,507,313	$2,288,524	$2,216,123

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand Deposits	$1,045,834	$703,130	$605,456
Savings, NOW and Money Market Deposits	1,549,853	989,287	1,040,566
Certificates of Deposit of $100,000 or more	177,759	83,071	97,170
Other Time Deposits	132,055	58,291	60,061
Total Deposits	2,905,501	1,833,779	1,803,253
Federal Funds Purchased and Repurchase Agreements	26,158	111,263	52,774
Federal Home Loan Bank Advances	112,842	138,327	150,955
Subordinated Debentures	78,338	-	-
Junior Subordinated Debentures	15,876	15,873	15,872
Other Liabilities and Accrued Expenses	28,156	14,164	18,294
Total Liabilities	3,166,871	2,113,406	2,041,148
Total Stockholders' Equity	340,442	175,118	174,975
Total Liabilities and Stockholders' Equity	$3,507,313	$2,288,524	$2,216,123

Selected Financial Data:
Tangible Book Value Per Share	$13.58	$14.15	$14.03
Common Shares Outstanding	17,377	11,650	11,644

Capital Ratios (1):
Total capital (to risk weighted assets)	14.2%	13.0%	13.2%
Tier 1 capital (to risk weighted assets)	10.3%	11.9%	12.1%
Common equity tier 1 capital (to risk weighted assets)	9.7%	N/A	N/A
Tier 1 capital (to average assets)	7.8%	8.4%	8.6%
Tangible common equity (to tangible assets)	6.9%	7.2%	7.4%

Asset Quality:
Loans 30-89 days past due	$2,647	$1,310	$1,159
Loans 90 days past due and accruing (2)	$4,122	$144	$306

Non-performing loans	$1,398	$1,203	$2,230
Real estate owned	-	-	577
Non-performing assets	$1,398	$1,203	$2,807

Non-performing loans/Total loans	0.06%	0.09%	0.18%
Non-performing assets/Total assets	0.04%	0.05%	0.13%
Allowance/Non-performing loans	1443.99%	1466.08%	763.09%
Allowance/Total loans	0.88%	1.32%	1.37%
Allowance/Originated loans	1.30%	1.39%	1.45%

(1) Q3 2015 Capital ratios have been calculated under the new Basel III requirements.

(2) Represents loans acquired in connection with the Community National Bank, FNBNY Bancorp, Inc, and Hamptons State Bank acquisitions except for September 30, 2014 which includes $90,000 in BNB originated loans.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (unaudited)

(In thousands, except share and per share amounts and financial ratios)

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Interest Income	$31,744	$19,219	$74,631	$55,307
Interest Expense	2,659	1,857	6,424	5,594
Net Interest Income	29,085	17,362	68,207	49,713
Provision for Loan Losses	1,500	500	3,000	1,700
Net Interest Income after Provision for Loan Losses	27,585	16,862	65,207	48,013
Other Non Interest Income	3,501	2,153	7,887	5,592
Title Fee Income	425	400	1,380	1,183
Net Securities Gains (Losses)	-	9	(10)	(1,119)
Total Non Interest Income	3,926	2,562	9,257	5,656
Salaries and Benefits	9,976	6,656	25,056	19,274
Acquisition Costs and Branch Restructuring	904	-	9,283	4,734
Amortization of other Intangible Assets	677	96	770	250
Other Non Interest Expense	7,816	5,342	19,608	14,973
Total Non Interest Expense	19,373	12,094	54,717	39,231
Income Before Income Taxes	12,138	7,330	19,747	14,438
Provision for Income Taxes	4,248	2,459	6,631	4,843
Net Income	$7,890	$4,871	$13,116	$9,595
Basic and Diluted Earnings Per Share	$0.45	$0.42	$0.94	$0.83
Weighted Average Common Shares	17,375	11,642	13,859	11,584

Selected Financial Data:
Return on Average Total Assets	0.91%	0.89%	0.64%	0.61%
Core Return on Average Total Assets (1)	0.98%	0.89%	0.91%	0.85%
Return on Average Stockholders' Equity	9.25%	10.83%	7.26%	7.27%
Core Return on Average Stockholders' Equity (1)	10.00%	10.82%	10.40%	10.16%
Return on Average Tangible Stockholders' Equity	13.37%	11.65%	8.97%	7.73%
Core Return on Average Tangible Stockholders' Equity (1)	14.78%	11.79%	13.02%	10.93%
Net Interest Margin	3.71%	3.45%	3.65%	3.42%
Core Efficiency (1)	53.83%	59.59%	57.10%	59.78%
Core Operating Expense as a % of Average Assets (1)	2.05%	2.19%	2.17%	2.18%

(1) See reconciliations of GAAP to Core (Non-GAAP) disclosure provided elsewhere herein.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Disclosure (unaudited)

(In thousands, except per share amounts and financial ratios)

Reconciliation of GAAP and core financial measures for the three and nine months ended September 30, 2015 and 2014:

	Three months ended		Nine months ended
	September 30,		September 30,
	2015	2014	2015	2014
Return on Average Total Assets - As Reported	0.91%	0.89%	0.64%	0.61%
Acquisition Costs and Branch Restructuring, Net of Income Taxes	0.06%	0.00%	0.29%	0.19%
Non Compete Agreement, Net of Income Taxes	0.03%	0.00%	0.01%	0.00%
Net Securities Losses, Net of Income Taxes	0.00%	0.00%	0.00%	0.05%
Tax Benefit Related to NYC Tax Law Change	0.00%	0.00%	(0.02)%	0.00%
Net Gain on Sale of Loans, Net of Income Taxes	(0.02)%	0.00%	(0.01)%	0.00%
Core Return on Average Total Assets	0.98%	0.89%	0.91%	0.85%

Return on Average Stockholders' Equity - As Reported	9.25%	10.83%	7.26%	7.27%
Acquisition Costs and Branch Restructuring, Net of Income Taxes	0.68%	0.00%	3.30%	2.34%
Non Compete Agreement, Net of Income Taxes	0.28%	0.00%	0.13%	0.00%
Net Securities (Gains) Losses, Net of Income Taxes	0.00%	(0.01)%	0.00%	0.55%
Tax Benefit Related to NYC Tax Law Change	0.00%	0.00%	(0.19)%	0.00%
Net Gain on Sale of Loans, Net of Income Taxes	(0.21)%	0.00%	(0.10)%	0.00%
Core Return on Average Stockholders' Equity	10.00%	10.82%	10.40%	10.16%

Return on Average Tangible Common Equity - As Reported	13.37%	11.65%	8.97%	7.73%
Acquisition Costs and Branch Restructuring, Net of Income Taxes	0.98%	0.00%	4.07%	2.48%
Amortization of Other Intangible Assets, Net of Income Taxes	0.73%	0.15%	0.34%	0.13%
Net Securities (Gains) Losses, Net of Income Taxes	0.00%	(0.01)%	0.00%	0.59%
Tax Benefit Related to NYC Tax Law Change	0.00%	0.00%	(0.24)%	0.00%
Net Gain on Sale of Loans, Net of Income Taxes	(0.30)%	0.00%	(0.12)%	0.00%
Core Return on Average Tangible Common Equity	14.78%	11.79%	13.02%	10.93%

Efficiency Ratio - As Reported	58.12%	60.04%	69.71%	69.85%
Non Interst Expense	$19,373	$12,094	$54,717	$39,231
Less: Acquisition Costs and Branch Restructuring	904	-	9,283	4,734
Less: Amortization of Other Intangible Assets	677	96	770	250
Non Interest Expense excl. Adjustments	$17,792	$11,998	$44,664	$34,247
Net Interest Income (fully taxable equivalent)	29,408	17,581	69,237	50,511
Non Interest Income	3,926	2,562	9,257	5,656
Less: Net Securities Gains (Losses) and Net Gain on Sale of Loans	279	9	269	(1,119)
Total Revenues excl. Adjustments	$33,055	$20,134	$78,225	$57,286
Core Efficiency Ratio	53.83%	59.59%	57.10%	59.78%

Operating Expense as a % of Average Assets - As Reported	2.23%	2.21%	2.66%	2.50%
Acquisition Costs and Branch Restructuring	(0.10)%	0.00%	(0.45)%	(0.30)%
Amortization of Other Intangible Assets	(0.08)%	(0.02)%	(0.04)%	(0.02)%
Core Operating Expense as a % of Average Assets	2.05%	2.19%	2.17%	2.18%

	Three months ended				Nine months ended
	September 30,				September 30,
	2015		2014		2015		2014
Net Income/Diluted Earnings Per Share - As Reported	$7,890	$0.45	$4,871	$0.42	$13,116	$0.94	$9,595	$0.83
Adjustments:
Acquisition Costs and Branch Restructuring, Net of Income Taxes	579	0.04	-	-	5,963	0.43	3,082	0.27
Non Compete Agreement, Net of Income Taxes	233	0.01	-	-	233	0.02
Net Securities (Gains) Losses, Net of Income Taxes	-	-	(6)	-	6	-	727	0.06
Tax Benefit Related to NYC Tax Law Change	-	-	-	-	(351)	(0.03)	-	-
(Gain)/loss on sale of loans	(179)	(0.01)	-	-	(179)	(0.01)	-	-
Core Net Income/Diluted Earnings Per Share	$8,523	$0.49	$4,865	$0.42	$18,788	$1.35	$13,404	$1.16

The tables above provide a reconciliation of GAAP (As Reported) and non-GAAP (Core) financial measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). The Company’s management believes the presentation of non-GAAP financial measures provide investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance

Sheets And Average Rate Data (unaudited)

(Dollars in thousands)

	Three months ended September 30,
	2015			2014
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest earning assets:
Loans, net (including loan fee income)	$2,267,972	$27,524	4.81%	$1,207,009	$14,997	4.93%
Securities	856,669	4,533	2.10	801,939	4,433	2.19
Federal funds sold	-	-	-	-	-	-
Deposits with banks	20,443	9	0.17	12,404	8	0.26
Total interest earning assets	3,145,084	32,066	4.04	2,021,352	19,438	3.82
Non interest earning assets:
Other Assets	304,198			149,240
Total assets	$3,449,282			$2,170,592

Interest bearing liabilities:
Deposits	$1,829,950	$1,736	0.38%	$1,196,502	$1,122	0.37%
Federal funds purchased and repurchase agreements	94,166	82	0.35	81,849	149	0.72
Federal Home Loan Bank advances	122,780	374	1.21	92,443	245	1.05
Subordinated Debentures	8,551	126	5.85
Junior Subordinated Debentures	15,876	341	8.52	15,871	341	8.52
Total interest bearing liabilities	2,071,323	2,659	0.51	1,386,665	1,857	0.53
Non interest bearing liabilities:
Demand deposits	1,014,202			587,298
Other liabilities	25,461			18,192
Total liabilities	3,110,986			1,992,155
Stockholders' equity	338,296			178,437
Total liabilities and stockholders' equity	$3,449,282			$2,170,592

Net interest income/interest rate spread		29,407	3.53%		17,581	3.29%

Net interest earning assets/net interest margin	$1,073,761		3.71%	$634,687		3.45%

Less: Tax equivalent adjustment		(322)			(219)

Net interest income		$29,085			$17,362

BRIDGE BANCORP, INC. AND SUBSIDIARIES

Supplemental Financial Information

Condensed Consolidated Average Balance

Sheets And Average Rate Data (unaudited)

(Dollars in thousands)

	Nine months ended September 30,
	2015			2014
			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Interest earning assets:
Loans, net (including loan fee income)	$1,723,869	$62,731	4.87%	$1,143,019	$42,383	4.96%
Securities	795,986	12,903	2.17	818,333	13,699	2.24
Federal funds sold	11	-	-	-	-	-
Deposits with banks	15,704	27	0.23	11,804	23	0.26
Total interest earning assets	2,535,570	75,661	3.99	1,973,156	56,105	3.80
Non interest earning assets:
Other Assets	210,973			127,830
Total assets	$2,746,543			$2,100,986

Interest bearing liabilities:
Deposits	$1,440,741	$3,991	0.37%	$1,148,344	$3,360	0.39%
Federal funds purchased and repurchase agreements	107,940	320	0.40	73,460	418	0.76
Federal Home Loan Bank advances	114,444	963	1.13	113,348	792	0.93
Subordinated Debentures	2,882	126	5.85
Junior Subordinated Debentures	15,874	1,024	8.62	15,869	1,024	8.63
Total interest bearing liabilities	1,681,881	6,424	0.51	1,351,021	5,594	0.55
Non interest bearing liabilities:
Demand deposits	804,384			559,379
Other liabilities	18,632			14,229
Total liabilities	2,504,897			1,924,629
Stockholders' equity	241,646			176,357
Total liabilities and stockholders' equity	$2,746,543			$2,100,986

Net interest income/interest rate spread		69,237	3.48%		50,511	3.25%

Net interest earning assets/net interest margin	$853,689		3.65%	$622,135		3.42%

Less: Tax equivalent adjustment		(1,030)			(798)

Net interest income		$68,207			$49,713